SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-KANEB SERVICES


GABELLI FUNDS, INC.

          THE GABELLI VALUE FUND

                    1/17/96           50,000-            2.3249

                    1/08/96           15,000-            2.1999

                    1/04/96           40,000-            2.1999



          THE GABELLI EQUITY TRUST,INC.

                    1/17/96           10,000-            2.2624

                    1/05/96           15,000-            2.1999





GAMCO INVESTORS, INC.

                    1/04/96           30,000-            2.2500








(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.





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